Exhibit 1.1

Gener8 Maritime, Inc.

               Shares
Common Stock
($0.01 par value)

Underwriting Agreement

New York, New York
           [•], 2015

Citigroup Global Markets Inc.
UBS Securities LLC

Jefferies LLC

Evercore Group L.L.C.

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

c/o Jefferies LLC

520 Madison Avenue

New York, NY 10022

c/o Evercore Group L.L.C.

55 East 52nd Street

New York, New York 10055

Ladies and Gentlemen:

Gener8 Maritime, Inc., a corporation organized under the laws of the Republic of The Marshall Islands (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, [•] shares of common stock, $0.01 par value (“Common Stock”) of the Company (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”).  The Company also proposes to grant to the Underwriters an option to purchase up to [•] additional shares of Common Stock to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”).  To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.  Certain terms used herein are defined in Section 20 hereof.

1.                                      Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)                                 The Company has prepared and filed with the Commission a registration statement (file number 333-204402) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective.  The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you.  The Company will file with the Commission any final prospectus required to be filed in accordance with Rule 424(b).  As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you prior to the Execution Time, will be included or made therein.

(b)                                 On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(c)                                  (i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole, (ii) each electronic road show, when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus and (iii) any individual Written Testing-the-Waters Communication, when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d)                                 (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)) the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e)                                  From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).  “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

(f)                                   The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications.  The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Company has not distributed any Written Testing-the-Waters Communications, other than those listed on Schedule III hereto.  “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(g)                                  Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(h)                                 Each of the Company and its subsidiaries (including those set forth on Schedule IV hereto) has been duly organized and is validly existing as an organization in good standing under the laws of the jurisdiction in which it is incorporated, chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus. Each of the Company and its subsidiaries (including those set forth on Schedule IV hereto) is also duly qualified to do business as a foreign corporation or other organization, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, except where such failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect (as hereinafter defined).

(i)                                     All the issued and outstanding shares of capital stock of each subsidiary of the Company (including those set forth on Schedule IV hereto) have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus, all issued and outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(j)                                    This Agreement has been duly authorized, executed and delivered by the Company.

(k)                                 The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus and will be validly issued, fully paid and nonassessable; the Securities will be duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange; except as set forth in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(l)                                     All dividends and other distributions declared and payable on the shares of capital stock of the Company may, under the current laws and regulations of the Republic of The Marshall Islands and any political subdivisions thereof, be paid in United States dollars and may be freely transferred out of the Republic of The Marshall Islands, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Republic of The Marshall Islands and are otherwise free and clear of any other tax, withholding or deduction and without the necessity of obtaining any governmental authorization in the Republic of The Marshall Islands.

(m)                             There are no restrictions on subsequent transfers of the Securities under the laws of the Republic of The Marshall Islands.

(n)                                 There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Disclosure Package contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Disclosure Package and the Prospectus under the headings [“Description of Our Capital Stock”], “Material U.S. Federal Income Tax Considerations”, “Marshall Islands Company Considerations” and “Material Marshall Islands Tax Considerations”, insofar as such statements summarize legal matters, statements of law, agreements or documents discussed therein, are accurate and fair summaries of such statements of law, agreements or documents in all material respects.

(o)                                 The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be (nor will any of its subsidiaries be) an “investment company” as defined in the Investment Company Act of 1940, as amended.

(p)                                 No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act, the listing rules of the New York Stock Exchange (“NYSE”), the applicable rules of the Financial Industrial Regulatory Authority (“FINRA”) and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus and those, the absence of which, would not reasonably be expected to have a Material Adverse Effect.

(q)                                 Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, result in an acceleration of any financial obligation under, or creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority, having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the case of clauses (ii) and (iii), for such breach or violation as would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(r)                                    No holders of securities of the Company have rights to the registration of such securities under the Registration Statement other than those rights that have been disclosed in the Registration Statement, the Disclosure Package and the Prospectus, which, to the extent required, have been satisfied or waived.

(s)                                   The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act in all material respects, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The selected financial data set forth under the captions “Summary Historical Financial and Other Data” and “Selected Historical Financial and Other Data” in the Disclosure Package, the Prospectus and Registration Statement fairly present in all material respects, on the basis stated in the Disclosure Package, the Prospectus and the Registration Statement, the information included therein.

(t)                                    No action, suit or proceeding by or before any court or governmental agency, authority or body, or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (clauses (i) and (ii), a “Material Adverse Effect”), except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(u)                                 Each of the Company and each of its subsidiaries owns or leases all such properties, other than the vessels listed in Schedule IV hereto, as are necessary to the conduct of its operations as presently conducted, in each case free and clear of all liens, encumbrances, defects and other claims of record, except, (i) such as are described in the Disclosure Package and the Prospectus or (ii) as could not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v)                                 Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or by-laws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) and (iii), for such violation or default as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w)                               Deloitte & Touche LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(x)                                 The Company should not be a “passive foreign investment company” (“PFIC”, as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended in 2015, and, assuming that there is no material change to the composition of the Company’s assets, the source of the Company’s income or the nature of the Company’s activities as described in the Registration Statement and representations made by the Company, the Company should not become a PFIC in any future taxable year.

(y)                                 There are no documentary, stamp or other issuance or transfer taxes or duties or similar fees or charges under U.S. Federal law or the laws of any U.S. state, the Republic of The Marshall Islands or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company of the Securities, or the sale and delivery by the Company of the Securities to or for the respective accounts of the Underwriters or the sale and delivery by the Underwriters of the Securities to the initial purchasers thereof.

(z)                                  No capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Republic of The Marshall Islands or to any political subdivision or taxing authority of any thereof or therein in connection with the sale and delivery by the Company of the Securities to or for the respective accounts of the Underwriters or the sale and delivery by the Underwriters of the Securities to the initial purchasers thereof.

(aa)                          The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(bb)                          No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, including, without limitation, its vessel managers, that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(cc)                            The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such material losses and risks and in such amounts as are customary in the businesses in which they are engaged; all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(dd)                          No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ee)                            The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses as described in the Disclosure Package and the Prospectus, except where the failure to so possess such license, certificate, permit or other authorization would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ff)                              The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(gg)                            The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(hh)                          The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ii)                                  The Company and its subsidiaries, and to the knowledge of the Company without obligation of inquiry, the technical managers of the vessels named in Schedule IV hereto, (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations, including those of the International Maritime Organization, relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Disclosure Package and the Prospectus and (iii) have not received written notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).  Except as set forth in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), neither the Company nor any of the subsidiaries has received notice that it is or may be named a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, or similar U.S. state or foreign law, each as amended.

(jj)                                To the knowledge of the Company, there has been no release, spill or other incident or event relating to hazardous or toxic materials or Environmental Law that would reasonably be expected to form the basis of an order for clean-up or remediation or any legal or governmental investigations, claims, actions, suits or proceedings against or affecting the Company or any of its subsidiaries, or, to the knowledge of the Company without obligation of inquiry, the technical managers of the vessels named in Schedule IV hereto, and there are no other costs or liabilities (actual or contingent) associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for the investigation or clean-up of contamination or pollution, closure of properties retirement, retrofitting, dry-docking or upgrades of vessels or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(kk)                          Except as disclosed in the Disclosure Package and the Prospectus, none of the Company or its subsidiaries is aware of any facts or issues relating to compliance with Environmental Law that would reasonably be expected to have a material effect on their capital expenditures, earnings or competitive position, and there are no proceedings that are pending or, to the knowledge of the Company, contemplated against the Company or its subsidiaries under any Environmental Laws to which a governmental entity is also a party, other than such proceedings as to which the Company reasonably believes that no monetary sanctions of $100,000 or more will be imposed.

(ll)                                  None of the following events has occurred or exists or, to the knowledge of the Company, is reasonably likely to occur: (i) a failure of any Plan to be in material compliance in form and operation with its terms and with the applicable provisions of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code and all other material applicable laws and regulations that would reasonably be expected to have a Material Adverse Effect, (ii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect, (iii) any event or condition giving rise to a liability under Title IV of ERISA that would reasonably be expected to have a Material Adverse Effect or (iv)  a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries.  For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(mm)                  As of the Effective Time and the Closing Date, there is and will be no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) including Section 402 relating to loans.

(nn)                          Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(oo)                          The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(pp)         Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is currently subject to any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or (ii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic sanctions imposed by the United States (including any administered or enforced by OFAC, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanctioned Persons”) by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(qq)         Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Sudan, the Crimea region of the Ukraine and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”).

(rr)           Except as has been disclosed to the Underwriters or is not material to the analysis under any Sanctions, neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor does the Company or any of its subsidiaries have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(ss)          The Company and its subsidiaries own or possess, or hold a right or license to use or can acquire on reasonable terms, all patents, licenses, inventions, copyrights, know-how (including trade secrets), trademarks, service marks and trade names necessary for the conduct of the Company’s business now operated by them, except as could not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, which if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(tt)           Neither the Company, any subsidiary, nor any of their respective properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the United States, the Republic of The Marshall Islands, the Republic of Liberia or Bermuda, or any political subdivisions thereof.

(uu)         Each of the vessels named in Schedule IV hereto has been duly registered as a vessel under the laws and regulations and flag of the jurisdiction set forth opposite its name on Schedule IV in the sole ownership of the respective subsidiary in Schedule IV; the subsidiaries have good title to each applicable vessel, free and clear of all mortgages, pledges, liens, security interests and claims and all defects of the title of record except for those mortgages, pledges, liens, security interests and claims arising under credit facilities, each as disclosed in the Registration Statement, Disclosure Package and the Prospectus or any other encumbrances which could not, individually or in the aggregate, result in a Material Adverse Effect; and each such vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction except for failures to be in good standing which could not, in the aggregate, result in a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto);

(vv)         Each of the vessels named in Schedule IV hereto is operated in compliance in all material respects with the customary rules, codes of practice, conventions, protocols, guidelines or similar requirements or restrictions imposed or promulgated by any governmental authority or classification society applicable to the respective vessel (collectively, “Maritime Guidelines”) and applicable international, national, state and local conventions, laws, regulations, orders, governmental licenses and other requirements (including, without limitation, all Environmental Laws) in the jurisdictions in which the Company and its subsidiaries operate or where such vessel is operated, in each case as in effect on the date hereof, except where such failure to be in compliance would not have, individually or in the aggregate, a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ww)       Each of the newbuilding contracts listed on Schedule VI (the “Newbuilding Contracts” and each, a “Newbuilding Contract”) for the construction of the vessels to be acquired by the Company or any of its subsidiaries, has been duly authorized and has been executed and delivered by the Company or one of its subsidiaries, and assuming the due authorization, execution and delivery by the other parties thereto, the Company has no reason to believe that such Newbuilding Contracts do not constitute valid and binding agreements of each such party enforceable in all material respects against each such party in accordance with their terms, as may be amended; provided that, with respect to each such agreement, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.  To the knowledge of the Company, there are no defaults or breaches by any party to the Newbuilding Contracts that would reasonably be expected to result in a Material Adverse Effect.

(xx)         Other than amounts owed to Solebury Capital LLC in connection with its role as the Company’s financial advisor with respect to the offering, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Securities.

(yy)         There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement, Disclosure Package and the Prospectus that have not been described as required.

(zz)         Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Disclosure Package and the Prospectus are not based on or derived from sources that the Company reasonably believes to be reliable and accurate.

(aaa)      No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(bbb)      There are no legal or governmental proceedings pending to which any of the Company or its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject or, to the knowledge of the Company to which any of the Company’s directors or executive officers is a party, which, if determined adversely to any such entity, would individually or in the aggregate have a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(ccc)       All outstanding shares of Common Stock are subject to the transfer restrictions (the “Transfer Restrictions”) set forth in Article 13 of the Company’s Third Amended and Restated Articles of Incorporation (the “Charter”); provided, however, that the Company has requested and the Underwriters hereby agree to exclude the 200,011 shares received by general unsecured creditors pursuant to the Company’s Chapter 11 reorganization plan registered in the name of Cede & Co. as nominee for The Depository Trust Company (the “Exempt Shares”) from the Transfer Restrictions.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.             Purchase and Sale.  (a)  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[•] per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to [•] Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities.  Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters.  Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date.  The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3.             Delivery and Payment.  Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on [•], 2015, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.  Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.  If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.             Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5.             Agreements.  The Company agrees with the several Underwriters that:

(a)           Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved (such approval not to be unreasonably withheld) by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence reasonably satisfactory to the Representatives of such timely filing.  The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as reasonably possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)           If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c)           If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 173(a)), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d)           As soon as reasonably practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)           Upon request, the Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 173(a)), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(f)            The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably request in writing and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject or subject itself to taxation in any jurisdiction where it is not already subject to taxation.

(g)           The Company will not, without the prior written consent of Citigroup Global Markets Inc. and UBS Securities LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or could reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any controlled affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of (except for a registration statement on Form S-8 or successor form thereto relating to one or more of the Company’s equity incentive plans), or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement, provided, however, that the Company may (i) issue and sell the Securities to be sold hereunder, (ii) issue and sell Common Stock, or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock, pursuant to any employee stock option plan, stock incentive plan, stock ownership plan or dividend reinvestment plan of the Company disclosed in the Disclosure Package and the Prospectus, (iii) issue Common Stock issuable upon the conversion or exchange of any security, of securities, or the exercise of any warrant or option outstanding at the Execution Time and disclosed in the Disclosure Package and the Prospectus; (iv) issue shares of Common Stock in connection with that certain Agreement and Plan of Merger, dated February 24, 2015, by and between the Company, Navig8 Crude Tankers, Inc., and the other parties thereto, as in effect at the Execution Time and as disclosed in the Disclosure Package and the Prospectus, (v) issue up to 10% of the Company’s outstanding shares of Common Stock after giving effect to the offering hereunder in connection with any acquisition, collaboration or other strategic transaction involving the Company or any of its subsidiaries (including any shares of Common Stock sold in connection with any acquisition, collaboration or other strategic transaction involving the Company or any of its subsidiaries since the Company’s initial public offering), provided that the recipients thereof execute a lock-up agreement substantially in the form of Exhibit A hereto, (vi) establish a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended for the transfer of shares of Common Stock provided, however, that, except as permitted by clause (vii) hereof, (A) no sales of shares of Common Stock are made under such plan until the date that is 181 days after the date of this Agreement and (B) any public filing or announcement relating to the establishment of such a trading plan discloses such limitation, and (vii) transfer or dispose of (including pursuant to a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended for the transfer of shares of Common Stock) shares of Common Stock in an amount reasonably expected to cover tax liabilities arising from the vesting of grants, and the issuance of shares due to such vesting, under the Company’s equity compensation plans, or the exercise of options under the Company’s equity compensation plans if such options are subject to expiration during such 181-day period.

(h)           If Citigroup Global Markets Inc. and UBS Securities LLC, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(n) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two Business Days before the effective date of the release or waiver.

(i)            At any time prior to the Closing Date, the Company will not take, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j)            The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary

Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriters relating to such registration and qualification), provided such fees and expenses are not to exceed $5,000; (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriters relating to such filings), provided such fees and expenses of counsel for the Underwriters relating to such filings are not to exceed $15,000; (viii) the transportation and other expenses incurred by or on behalf of Company in connection with presentations to prospective purchasers of the Securities, provided, however, that the Company shall be responsible for half of the cost and expenses of any aircraft chartered in connection with the “road show” for the Securities and the Underwriters shall be responsible for the balance of cost and expenses for such chartered aircraft; (ix) the fees and expenses of the Company’s accountants and industry experts and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.  It is understood, that except as provided in this Section 5(j) and in Sections 7 and 8 hereof, the Underwriters shall pay their own costs and expenses, including, without limitation, the costs and expenses of counsel.

(k)           Prior to the completion of the distribution of the Securities by the Underwriters, the Company agrees that, unless it has or shall have obtained the prior written consent (such consent not to be unreasonably withheld) of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company (such consent not to be unreasonably withheld), it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show.  Any such free writing prospectus consented to by the Representatives and the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(l)            The Company will notify promptly the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Act and (b) completion of the 180-day restricted period referred to in Section 5(g) hereof.

(m)          If at any time following the distribution of any Written Testing-the-Waters Communication but prior to the Closing Date, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, the Company will (i) notify promptly the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

(n)           The Company (i) agrees to use commercially reasonable efforts to cause Computershare Trust Company, N.A. to enforce the Transfer Restrictions and (ii) will not, without the prior written consent (such consent not to be unreasonably withheld) of Citigroup Global Markets Inc. and UBS Securities LLC, amend, waive or fail to use commercially reasonable efforts to cause Computershare Trust Company, N.A. to enforce the Transfer Restrictions; provided, however, that this sentence shall not apply to any Exempt Shares and, with respect to a lock-up party, to any shares or transactions to which any release, waiver or exception granted or provided to such lock-up party by Citigroup Global Markets Inc. and UBS Securities LLC to the restrictions set forth in the lock-up agreement signed by such lock-up party delivered to the Representatives apply. For the avoidance of doubt, any release, waiver or exception granted or provided to a lock-up party to the restrictions set forth in the lock-up agreement signed by such lock-up party shall be deemed to be a release, waiver or exception to the Transfer Restrictions with respect to such lock-up party. Each Underwriter agrees that it (A) authorizes Citigroup Global Markets Inc. and UBS Securities LLC to act on its behalf in connection with any waiver or release of or exception to the Transfer Restrictions and in connection with any other action, right or power afforded to the underwriters or “book-runners” pursuant to Article 13 of the Charter and (B) will not otherwise take any action in connection with any action, right or power afforded to the underwriters or “book-runners” pursuant to Article 13 of the Charter.

6.             Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder to be performed on or before the Closing Date and to the following additional conditions:

(a)           The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)           The Company shall have requested and caused Kramer Levin Naftalis & Frankel LLP, United States counsel for the Company, to have furnished to the Representatives their opinion and negative assurances letter, each dated the Closing Date and addressed to the Representatives, substantially to the effect set forth in Exhibit C hereto.

(c)           The Company shall have requested and caused Reeder & Simpson P.C., Marshall Islands counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially to the effect set forth in Exhibit D hereto.

(d)           The Company shall have requested and caused Corporation Services (Liberia) Inc., Republic of Liberia counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially to the effect set forth in Exhibit E hereto.

(e)           The Company shall have requested and caused Conyers Dill & Pearman Limited, special Bermuda counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially to the effect set forth in Exhibit F hereto.

(f)            The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)           The Company shall have furnished to the Representatives a certificate of the Company, signed by two of the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities and this Agreement and that:

(i)            the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

(ii)                                  no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company, threatened.

(iii)                               since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(h)                                 The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives.

(i)                                     Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (j) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(j)                                    Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(k)                                 Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l)                                     At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each of the persons or entities listed in Schedule V hereto addressed to the Representatives.

(m)                             The Securities shall have been listed and admitted and authorized for trading on the New Stock Exchange, and reasonably satisfactory evidence of such actions shall have been provided to the Representatives.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Cravath Swaine & Moore LLP, counsel for the Underwriters, at 825 Eighth Avenue, New York, New York, on the Closing Date.

7.                                      Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable and documented fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

8.                                      Indemnification and Contribution.  (a)  The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and selling agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, or the Prospectus, any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other out-of-pocket expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)                                 Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Disclosure Package and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus.

(c)                                  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (including local counsel), and the indemnifying party shall bear the reasonable and documented fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include an admission of fault by or on behalf of any indemnified party.

(d)                                 In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and selling agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9.                                      Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.                               Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Disclosure Package or the Prospectus (exclusive of any supplement thereto).

11.                               Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, selling agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: 1-(646) 291-1469) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:  General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to Gener8 Maritime, Inc. (fax no.: (212) 763-5607) and confirmed to it at (i) Gener8 Maritime, Inc., at 299 Park Avenue, New York, New York 10171, Attention: Leonard J. Vrondissis, and at (ii) Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, NY 10036 (fax no.: (212) 715-8000), Attention: Thomas E. Molner.

12.                               Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

13.                               No fiduciary duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters).  The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

14.                               Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

15.                               Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16.                               Jurisdiction.  The parties hereto agree that any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in any State or U.S. Federal court located in The City and County of New York, and waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.  The Company has appointed Leonard J. Vrondissis as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any New York Court, by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding.  The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company.  Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in the Republic of The Marshall Islands. The provisions of this Section 16 shall survive any termination of this Agreement, in whole or in part.

17.                               Waiver of Immunity.  To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

18.                               Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.                               Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20.                               Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21.                               Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus dated June [•], 2015 (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above and the preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 164”, “Rule 405”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

Gener8 Maritime, Inc.

By:
Name: Leonard J. Vrondissis
Title: Chief Financial Officer and Executive Vice President

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.

By:
Name:
Title:

UBS Securities LLC

By:
Name:
Title:

By:
Name:
Title:

Jefferies LLC

By:
Name:
Title:

Evercore Group L.L.C.

By:
Name:
Title:

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.	[•]
UBS Securities LLC	[•]
Jefferies LLC	[•]
Evercore Group L.L.C.	[•]
DNB Markets Inc.	[•]
Skandinaviska Enskilda Banken AB (publ)	[•]
DVB Capital Markets LLC	[•]
ABN AMRO Securities (USA) LLC	[•]
Pareto Securities AS	[•]
Axia Capital Markets, LLC	[•]
Total	[•]

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package

[None.]

SCHEDULE III

Schedule of Written Testing-the-Waters Communication

[list all Written Testing-the-Waters Communication, if any]

SCHEDULE IV

Owned Vessels

SCHEDULE V

Persons Subject to Lock-Up Agreements

Schedule VI

Newbuilding Contracts

Exhibit A

Gener8 Maritime, Inc.
Public Offering of Common Stock

June      , 2015

Citigroup Global Markets Inc.
UBS Securities LLC

Jefferies LLC

Evercore Group L.L.C.

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

c/o Jefferies LLC

520 Madison Avenue

New York, NY 10022

c/o Evercore Group L.L.C.

55 East 52nd Street

New York, New York 10055

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Gener8 Maritime, Inc., a corporation organized under the laws of the Republic of The Marshall Islands (the “Company”), and each of you as representatives (the “Representatives”) of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, $0.01 par value (the “Common Stock”), of the Company (the “Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. and UBS Securities LLC, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any controlled affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period from the date hereof until the date that is 181 days after the date of the Underwriting Agreement (the “Lockup Period”), other than (a) transactions relating to shares of Common Stock acquired in the Offering by the undersigned or in open market transactions by the undersigned after the date of the Underwriting Agreement, provided that no filing by the undersigned under Section 16(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public report or filing shall be required or shall be made voluntarily during the Lockup Period in connection with the subsequent disposition of such shares (other than a filing on a Form 5 made no earlier than 181 days after the date of the Underwriting Agreement), (b) transactions relating to shares of Common Stock disposed of by (i) gift, will or intestacy or to a trust or similar estate-planning vehicle for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or (ii) a distribution to partners, members or shareholders of the undersigned; provided that in the case of clauses (i) and (ii) it shall be a condition to the transfer that the transferee agrees in writing to be bound by the same restrictions in place for the undersigned pursuant to this letter for the duration that such restrictions remain in effect at the time of transfer, (c) establishment of a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended for the transfer of shares of Common Stock, provided that, except as permitted by clause (d) hereof, no sales of shares of Common Stock are made until the date that is 181 days after the date of the Underwriting Agreement and any public announcement by the undersigned relating to the establishment of such a trading plan discloses such limitation, (d) transactions relating to shares of Common Stock transferred or disposed of (including pursuant to a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended for the transfer of shares of Common Stock) in an amount reasonably expected to cover tax liabilities arising from the vesting of grants, and the issuance of shares due to such vesting, under the Company’s equity compensation plans, or the exercise of options under the Company’s equity compensation plans if such options are subject to expiration during such 181-day period, (e) transactions relating to shares of Common Stock transferred to affiliates (as such term is defined in Rule 501(b) under the Securities Act of 1933, as amended (each, an “Affiliate”)) of the undersigned; provided that (i) it shall be a condition to the transfer that the transferee agrees in writing to be bound by the same restrictions in place for the undersigned pursuant to this letter for the duration that such restrictions remain in effect at the time of transfer and (ii) no filing by the undersigned under Section 16(a) under the Exchange Act, or other public report or filing shall be required or shall be made voluntarily during the Lockup Period in connection with such transactions under this clause (e) and (f) transactions relating to shares of Common Stock pledged in a bona fide transaction to third parties as collateral to secure obligations pursuant to lending or other arrangements between such third parties (or their Affiliates or designees) and the undersigned (or its Affiliates) or any similar arrangement relating to a financing arrangement for the benefit of the undersigned and/or its Affiliates; provided that (i) in the case of pledges or similar arrangements under this clause (f), any such pledgee or other party agrees in writing to be bound by the same restrictions in place for the undersigned pursuant to this letter for the duration that such restrictions remain in effect at the time of transfer and (ii) that no filing by the undersigned under Section 16(a) under the Exchange Act, or other public report or filing shall be required or shall be made voluntarily during the Lockup Period in connection with such transactions under this clause (f).

If the undersigned is an officer or director of the Company, (i) Citigroup Global Markets Inc. and UBS Securities LLC agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Citigroup Global Markets Inc. and UBS Securities LLC will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by Citigroup Global Markets Inc. and UBS Securities LLC hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding anything to the contrary contained herein, this letter will automatically terminate and the undersigned will be released from all of its obligations hereunder upon the earliest to occur, if any, of the following: (i) the Company advises the Representatives in writing (prior to the execution of the Underwriting Agreement) that it has determined not to proceed with the Offering, (ii) the Company files an application to withdraw the registration statement related to the Offering, (iii) the Underwriting Agreement is terminated (other than the provisions thereof which survive termination) prior to the Closing Date (as defined in the Underwriting Agreement) or (iv) if the Closing Date has not occurred prior to August 31, 2015.  Exhibit A sets forth the name and the address of the undersigned.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof that would result in the application of the laws of another jurisdiction.

[Signature page follows]

Yours very truly,

[Signature of officer, director or major stockholder]

[Name and address of officer, director or major stockholder]

EXHIBIT B

Form of Press Release

[Corporation]
[Date]

[Corporation] (the “Company”) announced today that Citigroup Global Markets Inc. and UBS Securities LLC, the lead book-running managers in the Company’s recent public sale of       shares of common stock, are [waiving] [releasing] a lock-up restriction with respect to     shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company.  The [waiver] [release] will take effect on      ,          20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

EXHIBIT C

Opinion of Kramer Levin Naftalis &Frankel LLP

EXHIBIT D

Opinion of Reeder & Simpson P.C.

EXHIBIT E

Opinion of Corporation Services (Liberia) Inc.

EXHIBIT F

Opinion of Conyers Dill & Pearman Limited